Exhibit 99.1
News Release
USA Compression Partners, LP
111 Congress Avenue, Suite 2400
Austin, Texas 78701
usacompression.com
USA Compression Partners Reports Second-Quarter 2023 Results; Confirms 2023 Outlook; Achieves Record Revenues and Continues Leverage Reduction
AUSTIN, Texas, August 1, 2023 — USA Compression Partners, LP (NYSE: USAC) (“USA Compression” or the “Partnership”) announced today its financial and operating results for second-quarter 2023.
Second-Quarter 2023 Highlights
•Record total revenues of $206.9 million for second-quarter 2023, compared to $171.5 million for second-quarter 2022.
•Net income was $23.6 million for second-quarter 2023, compared to $9.1 million for second-quarter 2022. Net income for second-quarter 2023 includes a $14.6 million gain on derivative instrument, partially offset by a $10.3 million non-cash impairment of compression equipment.
•Net cash provided by operating activities was $87.9 million for second-quarter 2023, compared to $94.2 million for second-quarter 2022.
•Adjusted EBITDA was $125.0 million for second-quarter 2023, compared to $105.4 million for second-quarter 2022.
•Distributable Cash Flow was $67.0 million for second-quarter 2023, compared to $55.6 million for second-quarter 2022.
•Distributable Cash Flow Coverage was 1.30x for second-quarter 2023, compared to 1.08x for second-quarter 2022.
•Announced cash distribution of $0.525 per common unit for second-quarter 2023, consistent with second-quarter 2022.
•Average horsepower utilization was 93.4% for second-quarter 2023, compared to 87.9% for second-quarter 2022.
•Average revenue per revenue-generating horsepower per month was $18.65 for second-quarter 2023, compared to $17.20 for second-quarter 2022.
“Our outstanding second-quarter results were driven by continued strong market demand for our compression services, and our ability to crisply and efficiently deploy our best-in-class customer-service model. Our second-quarter results again featured consecutive-quarter record-setting revenues, Adjusted EBITDA, and Distributable Cash Flow,” commented Eric D. Long, USA Compression’s President and Chief Executive Officer.
“These record quarterly results were driven by continued sequential-quarter improvements to fleet utilization and per-horsepower average revenue. Our second-quarter utilization exit rate exceeded 93-percent for our fleet, which reached an all-time high of approximately 3.35 million of revenue-generating horsepower. These operational successes were complimented by record-setting and demand-driven quarterly per-horsepower average revenue of $18.65. We believe that our second-quarter performance is the direct result of the quality of service that we deliver to our customers and our returns-based capital-investment strategy. We expect our high-quality customer service and capital discipline to continue delivering financial results that enable further reductions to our leverage ratio, which declined to approximately 4.5x as of quarter end, and that support continued improvements to our distribution coverage, which came in at 1.30x for the second quarter.”
Expansion capital expenditures were $71.6 million, maintenance capital expenditures were $6.4 million, and cash interest expense, net was $40.2 million for second-quarter 2023.
On July 13, 2023, the Partnership announced a second-quarter cash distribution of $0.525 per common unit, which corresponds to an annualized distribution rate of $2.10 per common unit. The distribution will be paid on August 4, 2023, to common unitholders of record as of the close of business on July 24, 2023.

Operational and Financial Data

	Three Months Ended
	June 30, 2023		March 31, 2023		June 30, 2022
Operational data:
Fleet horsepower (at period end) (1)	3,716,177		3,725,111		3,695,955
Revenue-generating horsepower (at period end) (2)	3,346,657		3,260,535		3,048,498
Average revenue-generating horsepower (3)	3,309,758		3,241,296		3,027,886
Revenue-generating compression units (at period end)	4,220		4,170		4,014
Horsepower utilization (at period end) (4)	93.7%		92.7%		88.4%
Average horsepower utilization (for the period) (4)	93.4%		92.6%		87.9%

Financial data ($ in thousands, except per horsepower data):
Total revenues	$206,920		$197,124		$171,461
Average revenue per revenue-generating horsepower per month (5)	$18.65		$18.19		$17.20
Net income	$23,584		$10,941		$9,086
Operating income	$51,427		$51,057		$42,399
Net cash provided by operating activities	$87,871		$42,338		$94,228
Gross margin	$76,959		$70,973		$57,344
Adjusted gross margin (6)	$136,998		$130,459		$116,303
Adjusted gross margin percentage (7)	66.2%		66.2%		67.8%
Adjusted EBITDA (6)	$124,998		$118,161		$105,408
Adjusted EBITDA percentage (7)	60.4%		59.9%		61.5%
Distributable Cash Flow (6)	$67,038		$62,613		$55,576
Distributable Cash Flow Coverage Ratio (6)	1.30	x	1.21	x	1.08	x
____________________________________
(1)Fleet horsepower is horsepower for compression units that have been delivered to the Partnership (and excludes units on order). As of June 30, 2023, the Partnership had 120,000 large horsepower on order for delivery, all of which is expected to be delivered within the next twelve months and 95,000 large horsepower of which is expected to be delivered by year-end 2023.
(2)Revenue-generating horsepower is horsepower under contract for which the Partnership is billing a customer.
(3)Calculated as the average of the month-end revenue-generating horsepower for each of the months in the period.
(4)Horsepower utilization is calculated as (i) the sum of (a) revenue-generating horsepower; (b) horsepower in the Partnership’s fleet that is under contract but is not yet generating revenue; and (c) horsepower not yet in the Partnership’s fleet that is under contract but not yet generating revenue and that is subject to a purchase order, divided by (ii) total available horsepower less idle horsepower that is under repair.
Horsepower utilization based on revenue-generating horsepower and fleet horsepower was 90.1%, 87.5%, and 82.5% at June 30, 2023, March 31, 2023, and June 30, 2022, respectively.
Average horsepower utilization based on revenue-generating horsepower and fleet horsepower was 89.0%, 87.2%, and 82.1% for the three months ended June 30, 2023, March 31, 2023, and June 30, 2022, respectively.
(5)Calculated as the average of the result of dividing the contractual monthly rate, excluding standby or other temporary rates, for all units at the end of each month in the period by the sum of the revenue-generating horsepower at the end of each month in the period.
(6)Adjusted gross margin, Adjusted EBITDA, Distributable Cash Flow, and Distributable Cash Flow Coverage Ratio are all non-U.S. generally accepted accounting principles (“Non-GAAP”) financial measures. For the definition of each measure, as well as reconciliations of each measure to its most directly comparable financial measures calculated and presented in accordance with GAAP, see “Non-GAAP Financial Measures” below.
(7)Adjusted gross margin percentage and Adjusted EBITDA percentage are calculated as a percentage of revenue.

Liquidity and Long-Term Debt
As of June 30, 2023, the Partnership was in compliance with all covenants under its $1.6 billion revolving credit facility. As of June 30, 2023, the Partnership had outstanding borrowings under the revolving credit facility of $750.4 million, $849.6 million of availability and, subject to compliance with the applicable financial covenants, available borrowing capacity of $327.6 million. As of June 30, 2023, the outstanding aggregate principal amount of the Partnership’s 6.875% senior notes due 2026 and 6.875% senior notes due 2027 was $725.0 million and $750.0 million, respectively.
Full-Year 2023 Outlook
USA Compression is confirming its full-year 2023 guidance as follows:
•Net income range of $75.0 million to $95.0 million;
•A forward-looking estimate of net cash provided by operating activities is not provided because the items necessary to estimate net cash provided by operating activities, in particular the change in operating assets and liabilities, are not accessible or estimable at this time. The Partnership does not anticipate changes in operating assets and liabilities to be material, but changes in accounts receivable, accounts payable, accrued liabilities, and deferred revenue could be significant, such that the amount of net cash provided by operating activities would vary substantially from the amount of projected Adjusted EBITDA and Distributable Cash Flow;
•Adjusted EBITDA range of $490.0 million to $510.0 million; and
•Distributable Cash Flow range of $260.0 million to $280.0 million.
Conference Call
The Partnership will host a conference call today beginning at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) to discuss second-quarter 2023 performance. The call will be broadcast live over the internet. Investors may participate by audio webcast, or if located in the U.S. or Canada, by phone. A replay will be available shortly after the call via the “Events” page of USA Compression’s Investor Relations website.

By Webcast:	Connect to the webcast via the “Events” page of USA Compression’s Investor Relations website at https://investors.usacompression.com. Please log in at least 10 minutes in advance to register and download any necessary software.

By Phone:	Dial (888) 440-5655 at least 10 minutes before the call and ask for the USA Compression Partners Earnings Call or conference ID 8970064.
About USA Compression Partners, LP
USA Compression Partners, LP is one of the nation’s largest independent providers of natural gas compression services in terms of total compression fleet horsepower. USA Compression partners with a broad customer base composed of producers, processors, gatherers, and transporters of natural gas and crude oil. USA Compression focuses on providing midstream natural gas compression services to infrastructure applications primarily in high-volume gathering systems, processing facilities, and transportation applications. More information is available at usacompression.com.
Non-GAAP Financial Measures
This news release includes the Non-GAAP financial measures of Adjusted gross margin, Adjusted EBITDA, Distributable Cash Flow, and Distributable Cash Flow Coverage Ratio.
Adjusted gross margin is defined as revenue less cost of operations, exclusive of depreciation and amortization expense. Management believes Adjusted gross margin is useful to investors as a supplemental measure of the Partnership’s operating profitability. Adjusted gross margin primarily is impacted by the pricing trends for service operations and cost of operations, including labor rates for service technicians, volume, and per-unit costs for lubricant oils, quantity and pricing of routine preventative maintenance on compression units, and property tax rates on compression units. Adjusted gross margin should not be considered an alternative to, or more meaningful than, gross margin or any other measure presented in accordance with GAAP. Moreover, the Partnership’s Adjusted gross margin, as presented, may not be comparable to similarly titled measures of other companies. Because the Partnership capitalizes assets, depreciation and amortization of equipment is a necessary element of its cost structure. To compensate for the limitations of Adjusted gross margin as a measure of the Partnership’s performance, management believes it important to consider gross margin determined under GAAP, as well as Adjusted gross margin, to evaluate the Partnership’s operating profitability.
Management views Adjusted EBITDA as one of its primary tools for evaluating the Partnership’s results of operations, and the Partnership tracks this item on a monthly basis as an absolute amount and as a percentage of revenue compared to the prior month, year-to-date, prior year, and budget. The Partnership defines EBITDA as net income (loss) before net interest expense, depreciation and amortization expense, and income tax expense (benefit). The Partnership defines Adjusted EBITDA as EBITDA plus impairment of compression equipment, impairment of goodwill, interest income on capital leases, unit-based compensation expense (benefit), severance charges, certain transaction expenses, loss (gain) on disposition of assets, loss (gain) on derivative instrument, and other. Adjusted EBITDA is used as a supplemental financial measure by management and external users of the Partnership’s financial statements, such as investors and commercial banks, to assess:
•the financial performance of the Partnership’s assets without regard to the impact of financing methods, capital structure, or the historical cost basis of the Partnership’s assets;
•the viability of capital expenditure projects and the overall rates of return on alternative investment opportunities;
•the ability of the Partnership’s assets to generate cash sufficient to make debt payments and pay distributions; and
•the Partnership’s operating performance as compared to those of other companies in its industry without regard to the impact of financing methods and capital structure.
Management believes Adjusted EBITDA provides useful information to investors because, when viewed in conjunction with the Partnership’s GAAP results and the accompanying reconciliations, it may provide a more complete assessment of the Partnership’s performance as compared to considering solely GAAP results. Management also believes that external users of the Partnership’s financial statements benefit from having access to the same financial measures that management uses to evaluate the results of the Partnership’s business.
Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income (loss), operating income (loss), cash flows from operating activities, or any other measure presented in accordance with GAAP. Moreover, the Partnership’s Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies.
Distributable Cash Flow is defined as net income (loss) plus non-cash interest expense, non-cash income tax expense (benefit), depreciation and amortization expense, unit-based compensation expense (benefit), impairment of compression equipment, impairment of goodwill, certain transaction expenses, severance charges, loss (gain) on disposition of assets, change in fair value of derivative instrument, proceeds from insurance recovery, and other, less distributions on the Partnership’s Series A Preferred Units (“Preferred Units”) and maintenance capital expenditures.
Distributable Cash Flow should not be considered an alternative to, or more meaningful than, net income (loss), operating income (loss), cash flows from operating activities, or any other measure presented in accordance with GAAP. Moreover, the Partnership’s Distributable Cash Flow, as presented, may not be comparable to similarly titled measures of other companies.
Management believes Distributable Cash Flow is an important measure of operating performance because it allows management, investors, and others to compare the cash flows that the Partnership generates (after distributions on the Partnership’s Preferred Units but prior to any retained cash reserves established by the Partnership’s general partner and the effect of the Distribution Reinvestment Plan) to the cash distributions that the Partnership expects to pay its common unitholders.
Distributable Cash Flow Coverage Ratio is defined as the period’s Distributable Cash Flow divided by distributions declared to common unitholders in respect of such period. Management believes Distributable Cash Flow Coverage Ratio is an important measure of operating performance because it permits management, investors, and others to assess the Partnership’s ability to pay distributions to common unitholders out of the cash flows the Partnership generates. The Partnership’s Distributable Cash Flow Coverage Ratio, as presented, may not be comparable to similarly titled measures of other companies.
This news release also contains a forward-looking estimate of Adjusted EBITDA and Distributable Cash Flow projected to be generated by the Partnership for its 2023 fiscal year. A forward-looking estimate of net cash provided by operating activities and reconciliations of the forward-looking estimates of Adjusted EBITDA and Distributable Cash Flow to net cash provided by operating activities are not provided because the items necessary to estimate net cash provided by operating activities, in particular the change in operating assets and liabilities, are not accessible or estimable at this time. The Partnership does not anticipate changes in operating assets and liabilities to be material, but changes in accounts receivable, accounts payable, accrued liabilities, and deferred revenue could be significant, such that the amount of net cash provided by operating activities would vary substantially from the amount of projected Adjusted EBITDA and Distributable Cash Flow.
See “Reconciliation of Non-GAAP Financial Measures” for Adjusted gross margin reconciled to gross margin, Adjusted EBITDA reconciled to net income and net cash provided by operating activities, and net income and net cash provided by operating activities reconciled to Distributable Cash Flow and Distributable Cash Flow Coverage Ratio.

Forward-Looking Statements
Some of the information in this news release may contain forward-looking statements. These statements can be identified by the use of forward-looking terminology including “may,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “continue,” “if,” “project,” “outlook,” “will,” “could,” “should,” or other similar words or the negatives thereof, and include the Partnership’s expectation of future performance contained herein, including as described under “Full-Year 2023 Outlook.” These statements discuss future expectations, contain projections of results of operations or of financial condition, or state other “forward-looking” information. You are cautioned not to place undue reliance on any forward-looking statements, which can be affected by assumptions used or by known risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors noted below and other cautionary statements in this news release. The risk factors and other factors noted throughout this news release could cause actual results to differ materially from those contained in any forward-looking statement. Known material factors that could cause the Partnership’s actual results to differ materially from the results contemplated by such forward-looking statements include:
•changes in general economic conditions, including inflation or supply chain disruptions and changes in economic conditions of the crude oil and natural gas industries, including any impact from the ongoing military conflict involving Russia and Ukraine;
•changes in the long-term supply of and demand for crude oil and natural gas, including as a result of the severity and duration of world health events, related economic repercussions, actions taken by governmental authorities and other third parties in response to such events, and the resulting disruption in the oil and gas industry and impact on demand for oil and gas;
•competitive conditions in the Partnership’s industry, including competition for employees in a tight labor market;
•changes in the availability and cost of capital, including changes to interest rates;
•renegotiation of material terms of customer contracts;
•actions taken by the Partnership’s customers, competitors, and third-party operators;
•operating hazards, natural disasters, epidemics, pandemics, weather-related impacts, casualty losses, and other matters beyond the Partnership’s control;
•the deterioration of the financial condition of the Partnership’s customers, which may result in the initiation of bankruptcy proceedings with respect to certain customers;
•the restrictions on the Partnership’s business that are imposed under the Partnership’s long-term debt agreements;
•information technology risks including the risk from cyberattacks, cybersecurity breaches, and other disruptions to our information systems;
•the effects of existing and future laws and governmental regulations;
•the effects of future litigation;
•the Partnership’s ability to realize the anticipated benefits of acquisitions;
•factors described in Part I, Item 1A (“Risk Factors”) of the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the Securities and Exchange Commission (the “SEC”) on February 14, 2023, Part II, Item 1A (“Risk Factors”) of the Partnership’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, which was filed with the SEC on May 2, 2023, and subsequently filed reports; and
•other factors discussed in the Partnership’s filings with the SEC.
All forward-looking statements speak only as of the date of this news release and are expressly qualified in their entirety by the foregoing cautionary statements. Unless legally required, the Partnership undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. Unpredictable or unknown factors not discussed herein also could have material adverse effects on forward-looking statements.
Investor Contacts:
USA Compression Partners, LP
Mike Pearl, Chief Financial Officer
(832) 823-7306
Julie McEwen, Controller
(512) 369-1389
ir@usacompression.com

USA COMPRESSION PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per unit amounts – Unaudited)

	Three Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022
Revenues:
Contract operations	$196,982	$188,539	$163,969
Parts and service	4,102	3,878	3,605
Related party	5,836	4,707	3,887
Total revenues	206,920	197,124	171,461
Costs and expenses:
Cost of operations, exclusive of depreciation and amortization	69,922	66,665	55,158
Depreciation and amortization	60,039	59,486	58,959
Selling, general, and administrative	14,950	19,101	13,914
Loss (gain) on disposition of assets	309	(376)	1,031
Impairment of compression equipment	10,273	1,191	—
Total costs and expenses	155,493	146,067	129,062
Operating income	51,427	51,057	42,399
Other income (expense):
Interest expense, net	(42,045)	(39,790)	(33,079)
Gain on derivative instrument	14,550	—	—
Other	57	24	21
Total other expense	(27,438)	(39,766)	(33,058)
Net income before income tax expense	23,989	11,291	9,341
Income tax expense	405	350	255
Net income	23,584	10,941	9,086
Less: distributions on Preferred Units	(12,188)	(12,187)	(12,188)
Net income (loss) attributable to common unitholders’ interests	$11,396	$(1,246)	$(3,102)

Weighted-average common units outstanding – basic	98,271	98,247	97,728

Weighted-average common units outstanding – diluted	99,694	98,247	97,728

Basic net income (loss) per common unit	$0.12	$(0.01)	$(0.03)

Diluted net income (loss) per common unit	$0.11	$(0.01)	$(0.03)

Distributions declared per common unit for respective periods	$0.525	$0.525	$0.525

USA COMPRESSION PARTNERS, LP
SELECTED BALANCE SHEET DATA
(In thousands, except unit amounts – Unaudited)

June 30, 2023
Selected Balance Sheet data:
Total assets	$2,691,038
Long-term debt, net	$2,212,792
Total partners’ deficit	$(208,190)

Common units outstanding	98,278,456

USA COMPRESSION PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands — Unaudited)

	Three Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022
Net cash provided by operating activities	$87,871	$42,338	$94,228
Net cash used in investing activities	(64,448)	(40,861)	(23,156)
Net cash used in financing activities	(23,398)	(1,506)	(71,087)

USA COMPRESSION PARTNERS, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED GROSS MARGIN TO GROSS MARGIN
(In thousands — Unaudited)
The following table reconciles Adjusted gross margin to gross margin, its most directly comparable GAAP financial measure, for each of the periods presented:

	Three Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022
Total revenues	$206,920	$197,124	$171,461
Cost of operations, exclusive of depreciation and amortization	(69,922)	(66,665)	(55,158)
Depreciation and amortization	(60,039)	(59,486)	(58,959)
Gross margin	$76,959	$70,973	$57,344
Depreciation and amortization	60,039	59,486	58,959
Adjusted gross margin	$136,998	$130,459	$116,303

USA COMPRESSION PARTNERS, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA TO NET INCOME AND NET CASH PROVIDED BY OPERATING ACTIVITIES
(In thousands — Unaudited)
The following table reconciles Adjusted EBITDA to net income and net cash provided by operating activities, its most directly comparable GAAP financial measures, for each of the periods presented:

	Three Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022
Net income	$23,584	$10,941	$9,086
Interest expense, net	42,045	39,790	33,079
Depreciation and amortization	60,039	59,486	58,959
Income tax expense	405	350	255
EBITDA	$126,073	$110,567	$101,379
Unit-based compensation expense (1)	2,849	6,779	2,998
Severance charges	44	—	—
Loss (gain) on disposition of assets	309	(376)	1,031
Gain on derivative instrument	(14,550)	—	—
Impairment of compression equipment (2)	10,273	1,191	—
Adjusted EBITDA	$124,998	$118,161	$105,408
Interest expense, net	(42,045)	(39,790)	(33,079)
Non-cash interest expense	1,819	1,822	1,815
Income tax expense	(405)	(350)	(255)
Severance charges	(44)	—	—
Cash received on derivative instrument	1,216	—	—
Other	34	(15)	(179)
Changes in operating assets and liabilities	2,298	(37,490)	20,518
Net cash provided by operating activities	$87,871	$42,338	$94,228
____________________________________
(1)For the three months ended June 30, 2023, March 31, 2023, and June 30, 2022, unit-based compensation expense included $1.1 million, $1.1 million, and $1.2 million, respectively, of cash payments related to quarterly payments of distribution equivalent rights on outstanding phantom unit awards. The remainder of unit-based compensation expense for all periods was related to non-cash adjustments to the unit-based compensation liability.
(2)Represents non-cash charges incurred to decrease the carrying value of long-lived assets with recorded values that are not expected to be recovered through future cash flows.

USA COMPRESSION PARTNERS, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
DISTRIBUTABLE CASH FLOW TO NET INCOME AND NET CASH PROVIDED BY OPERATING ACTIVITIES
(Dollars in thousands — Unaudited)
The following table reconciles Distributable Cash Flow to net income and net cash provided by operating activities, its most directly comparable GAAP financial measures, for each of the periods presented:

	Three Months Ended
	June 30, 2023		March 31, 2023		June 30, 2022
Net income	$23,584		$10,941		$9,086
Non-cash interest expense	1,819		1,822		1,815
Depreciation and amortization	60,039		59,486		58,959
Non-cash income tax expense (benefit)	34		(15)		21
Unit-based compensation expense (1)	2,849		6,779		2,998
Severance charges	44		—		—
Loss (gain) on disposition of assets	309		(376)		1,031
Change in fair value of derivative instrument	(13,334)		—		—
Impairment of compression equipment (2)	10,273		1,191		—
Distributions on Preferred Units	(12,188)		(12,187)		(12,188)
Maintenance capital expenditures (3)	(6,391)		(5,028)		(6,146)
Distributable Cash Flow	$67,038		$62,613		$55,576
Maintenance capital expenditures	6,391		5,028		6,146
Severance charges	(44)		—		—
Distributions on Preferred Units	12,188		12,187		12,188
Other	—		—		(200)
Changes in operating assets and liabilities	2,298		(37,490)		20,518
Net cash provided by operating activities	$87,871		$42,338		$94,228

Distributable Cash Flow	$67,038		$62,613		$55,576

Distributions for Distributable Cash Flow Coverage Ratio (4)	$51,596		$51,585		$51,419

Distributable Cash Flow Coverage Ratio	1.30	x	1.21	x	1.08	x
____________________________________
(1)For the three months ended June 30, 2023, March 31, 2023, and June 30, 2022, unit-based compensation expense included $1.1 million, $1.1 million, and $1.2 million, respectively, of cash payments related to quarterly payments of distribution equivalent rights on outstanding phantom unit awards. The remainder of unit-based compensation expense for all periods was related to non-cash adjustments to the unit-based compensation liability.
(2)Represents non-cash charges incurred to decrease the carrying value of long-lived assets with recorded values that are not expected to be recovered through future cash flows.
(3)Reflects actual maintenance capital expenditures for the periods presented. Maintenance capital expenditures are capital expenditures made to maintain the operating capacity of the Partnership’s assets and extend their useful lives, replace partially or fully depreciated assets, or other capital expenditures that are incurred in maintaining the Partnership’s existing business and related cash flow.
(4)Represents distributions to the holders of the Partnership’s common units as of the record date.

USA COMPRESSION PARTNERS, LP
FULL-YEAR 2023 ADJUSTED EBITDA AND DISTRIBUTABLE CASH FLOW GUIDANCE RANGE
RECONCILIATION TO NET INCOME
(Unaudited)

Guidance
Net income	$75.0 million to $95.0 million
Plus: Interest expense, net	163.0 million
Plus: Depreciation and amortization	237.0 million
Plus: Income tax expense	2.0 million
EBITDA	$477.0 million to $497.0 million
Plus: Unit-based compensation expense and other (1)	16.1 million
Plus: Impairment of compression equipment	11.5 million
Less: Gain on derivative instrument	14.6 million
Adjusted EBITDA	$490.0 million to $510.0 million
Less: Cash interest expense	157.0 million
Less: Current income tax expense	2.0 million
Less: Maintenance capital expenditures	25.0 million
Less: Distributions on Preferred Units	49.0 million
Plus: Cash received on derivative instrument	3.0 million
Distributable Cash Flow	$260.0 million to $280.0 million
____________________________________
(1)Unit-based compensation expense is based on the Partnership’s closing per unit price of $19.74 on June 30, 2023.